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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
KAPSTONE PAPER AND PACKAGING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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KAPSTONE PAPER AND PACKAGING CORPORATION

April 28, 2008

Dear Stockholder:

        This year's Annual Meeting of Stockholders will be held on Thursday, May 29, 2008 at 11:00 a.m., Central Standard Time, at the Renaissance Hotel, 933 Skokie Boulevard, Northbrook, Illinois. You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please make sure to vote your shares by promptly dating, signing, and returning the enclosed proxy card or attending the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

        A copy of our 2007 Annual Report is also enclosed.

        I look forward to seeing you at the Annual Meeting.

Very truly yours,

Roger W. Stone Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2008

To our Stockholders:

        The Annual Meeting of Stockholders of KapStone Paper and Packaging Corporation ("KapStone" or the "Company"), will be held on Thursday, May 29, 2008, at 11:00 a.m., Central Standard Time, at the Renaissance Hotel, 933 Skokie Boulevard, Northbrook, Illinois, for the following purposes:

  1.
  To elect three Class B directors, each to hold office for a three-year term and until his respective successor is elected and qualified. The Board of Directors has nominated the following persons for election as Class B directors at the meeting: John M. Chapman, Matthew Kaplan and Earl Shapiro.

  2.
  To approve the Performance Incentive Plan of KapStone Paper and Packaging Corporation.

  3.
  To consider a proposal to ratify the appointment of Ernst & Young LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2008.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 23, 2008, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on April 23, 2008 will be available at our principal offices for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

By Order of the Board of Directors,

Roger W. Stone Chairman and Chief Executive Officer
Northbrook, Illinois April 28, 2008

IMPORTANT: Please promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	i
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS	1
ABOUT THE MEETING	1
What is the purpose of the Annual Meeting?	1
Who is entitled to vote at the meeting?	1
How do I vote?	1
STOCK OWNERSHIP	2
How much stock is held by the Company's directors, executive officers and largest stockholders?	2
Securities authorized for issuance under equity compensation plans	7
ELECTION OF DIRECTORS	7
Nominees for election at the 2008 Annual Meeting of Stockholders	8
How often did the Board meet during 2007?	11
What is the Company's policy regarding attendance by the Board of Directors at the Annual Meeting of Stockholders?	11
What committees has the Board of Directors established?	11
How are directors compensated?	12
REPORT OF THE AUDIT COMMITTEE	14
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
Fees of Independent Registered Public Accounting Firm	16
Pre-Approval of Independent Registered Public Accounting Firm Services	16
EXECUTIVE COMPENSATION	16
Compensation Discussion and Analysis	16
Report of the Compensation Committee of the Board of Directors	24
Compensation Committee Interlocks and Insider Participation	24
SUMMARY COMPENSATION INFORMATION	25
GRANTS OF PLAN-BASED AWARDS TABLE	26
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007	27
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	27
NOMINATING AND GOVERNANCE COMMITTEE	27
Who are the nominees for election at the 2008 Annual Meeting of Stockholders?	27
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	28
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
CODE OF ETHICS	29
STOCK PRICE PERFORMANCE PRESENTATION	30
ITEMS FOR STOCKHOLDER CONSIDERATION	31
Election of Directors	31
Approval of the Performance Incentive Plan of the Kapstone Paper and Packaging Corporation	31
Ratification of Appointment of Independent Registered Public Accounting Firm	35
ADDITIONAL INFORMATION	35
WHERE YOU CAN FIND MORE INFORMATION	36
TRANSACTION OF OTHER BUSINESS	37

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KapStone Paper and Packaging Corporation
1101 Skokie Boulevard
Suite 300
Northbrook, Illinois 60062

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is being solicited by the Board of Directors of KapStone Paper and Packaging Corporation (the "Company") and contains information related to the Annual Meeting of Stockholders to be held on Thursday, May 29, 2008, at 11:00 a.m., Central Standard Time, or any adjournment or postponement thereof, for the purposes described in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Renaissance Hotel, 933 Skokie Boulevard, Northbrook, Illinois. This Proxy Statement was filed with the Securities and Exchange Commission (the "SEC") on April 28, 2008, and the approximate date on which the Proxy Statement and the accompanying form of proxy were first sent or given to stockholders was April 30, 2008.

        The Company will bear the cost of soliciting proxies. We may solicit stockholder proxies by mail through our regular employees, and may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our Common Stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting that is attached to this Proxy Statement. These matters include the election of directors, the approval of the Performance Incentive Plan of KapStone Paper and Packaging Corporation and the ratification of the reappointment of Ernst & Young LLP as our independent auditors. In addition, management will report on the Company's performance during 2007 and will respond to questions from our stockholders. The Annual Report for the year ended December 31, 2007 is enclosed with this Proxy Statement.

Who is entitled to vote at the meeting?

        Only stockholders of record as of the close of business on the record date, April 23, 2008, will be entitled to vote the shares of the Company's Common Stock they held on the record date at the Annual Meeting. As of the close of business on the record date, there were 25,283,897 shares of Common Stock outstanding and entitled to vote.

        Stockholders may vote in person or by proxy. Each holder of shares of the Company's Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Our bylaws provide that a majority of all of the outstanding shares of stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

How do I vote?

        If you properly complete and sign the enclosed proxy card and return it as instructed on the proxy card, it will be voted as you direct. If you hold your shares in your name and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in "street name" through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

        All shares of Common Stock represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If you do not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of the Performance Incentive Plan of KapStone Paper and Packaging Corporation, in favor of ratifying Ernst & Young LLP as independent auditors for the Company for 2008 and, in the discretion of the proxy holders, on any other matter that comes before the meeting.

        Once you have given your proxy, you may revoke it at any time prior to the time it is voted, by delivering to the Secretary of the Company at the Company's principal offices either a written document revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. Merely attending the Annual Meeting will not, by itself, revoke a proxy.

        Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting is discussed under each item.

STOCK OWNERSHIP

How much stock is held by the Company's directors, executive officers and largest stockholders?

        The following table sets forth information as of February 25, 2008 regarding the beneficial ownership of the Company's Common Stock by (i) each person known by us to own beneficially more than five percent of our outstanding Common Stock; (ii) each director and nominee for election as a director; (iii) each of our executive officers; and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

        The number of shares of Common Stock shown as owned by the persons and groups named below assumes the exercise of all currently exercisable warrants held by such persons and groups, and the percentage shown assumes the exercise of such warrants and assumes that no warrants held by others are exercised.

Directors and Executive Officers

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
Roger W. Stone(1)	5,465,200	20.1%
Matthew Kaplan(2)	2,591,800	9.8
John M. Chapman(3)	1,275,000	4.9
James Doughan	—	—
Jonathan R. Furer(4)	1,275,000	4.9
Muhit U. Rahman(5)	1,420,000	5.5
Earl Shapiro	40,900	—
S. Jay Stewart	10,000	—
Andrea K. Tarbox(6)	40,100	—
Timothy Keneally(7)	73,600	—
All directors and executive officers as a group (ten individuals)(8)	12,191,600	40.5%

(1)
Includes 1,962,500 shares of Common Stock issuable upon exercise of warrants. 1,443,400 shares of Common Stock and 260,000 of the shares of Common Stock issuable upon exercise of warrants are owned by Mr. Stone's family foundation of which Mr. Stone is director and has sole voting control and investment discretion over such shares. The business address of such individual is Kapstone Paper and Packaging Corporation, 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062.

(2)
Includes 1,112,500 shares of Common Stock issuable upon exercise of warrants. The business address of such individual is Kapstone Paper and Packaging Corporation, 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062.

(3)
Includes 525,000 shares of Common Stock issuable upon exercise of warrants. The business address of such individual is c/o Arcade Partners LLC, 62 LaSalle Road, Suite 304, West Hartford, CT 06107.

(4)
Includes 525,000 shares of Common Stock issuable upon exercise of warrants. The business address of such individual is 45 Park St., Tenafly, NJ 07670.

(5)
Includes 670,000 shares of Common Stock issuable upon exercise of warrants. 5,000 shares of Common Stock issuable upon exercise of warrants are owned by a partnership in which Mr. Rahman owns 15.625% and shares voting control and investment discretion over such shares. The business address of such individual is 8550 Willow Run Court, Cincinnati, OH 45243.

(6)
Includes 11,500 shares of Common Stock issuable upon exercise of warrants.

(7)
Includes 25,000 shares of Common Stock issuable upon exercise of warrants.

(8)
Includes 4,831,500 shares of Common Stock issuable upon exercise of warrants.

Certain Beneficial Stockholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Outstanding Common Stock
Elm Ridge Capital Management, LLC/Ronald Gutfleish(1)	5,720,214	22.6%
William Harris Investors, Inc.(2)	3,394,321	12.3%
Roger Feldman/Harvey Hanerfeld(3)	3,177,589	12.2%
Jonathan M. Glaser/JMG Capital Management, Inc./JMG Capital Management, LLC/Daniel Albert David/Roger Richter/Pacific Assets Management, LLC/Pacific Capital Management, Inc./JMG Capital Partners, L.P./JMG Triton Offshore Fund, Ltd.(4)	3,197,600	11.2%
Reich & Tang Asset Management, LLC(5)	2,540,500	9.7%
Pine River Capital Management L.P./Brian Taylor, Nisswa Master Fund Ltd.(6)	2,483,861	9.8%
East Rock Capital, LLC/EREF Special Situations, LLC/D Partners Management, LLC/Graham Duncan/Shapiro Partners Management, LLC/Adam Shapiro(7)	2,436,660	9.0%
Ned Sherwood/ZS Crossover GP, LLC/ZS Crossover II L.P.(8)	2,382,091	9.4%
Richard A. Rubin/Hawkeye Capital Management, LLC/Hawkeye Capital Master(9)	2,032,300	8.0%
Locust Wood Capital Advisers, LLC/Stephen Errico(10)	1,556,000	6.0%
Gruss Asset Management, L.P.(11)	1,442,500	5.4%

(1)
Derived from a jointly filed Schedule 13G/A filed on February 14, 2008 by Elm Ridge Capital Management LLC and Ronald Gutfleish. As reported, Elm Ridge and Mr. Gutfleish share voting and dispositive power over the shares of Common Stock. Mr. Gutfleish is the managing member of two limited liability companies which each manage one or more private investment funds that hold the Company's shares of Common Stock. The business address is 3 West Main Street, 3rd Floor, Irving, New York 10533.

(2)
Derived from a Form 5 filed dated December 31, 2007 and Schedule 13G/A dated February 13, 2008 and includes beneficial ownership of 2,410,234 shares of Common Stock underlying warrants. William Harris Investors, Inc. shares voting and dispositive power over 3,173,501 shares of Common Stock beneficially owned and has sole voting and dispositive power over 220,820 shares of Common Stock beneficially owned. The business address is 191 North Wacker Drive, Suite 1500, Chicago, IL 60606.

(3)
Derived from a jointly filed Schedule 13G/A dated January 4, 2008. As of December 31, 2007, each of Roger Feldman and Harvey Hanerfeld is the beneficial owner of 3,177,589 shares of Common Stock (assuming the exercise of 713,950 warrants into Common Stock). As sole stockholders, directors and executive officers of West Creek Capital, Inc., a Delaware corporation that is the general partner of West Creek Capital, L.P., a Delaware limited partnership that is the investment adviser to (i) West Creek Partners Fund L.P., a Delaware limited partnership ("Partners Fund"), (ii) WC Select L.P., a Delaware limited partnership ("Select"), (iii) Cumberland Investment Partners, L.L.C., a Delaware limited liability company ("Cumberland"), and (iv) certain private accounts (the "Accounts"), Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the 1,087,000 shares of Common Stock (assuming the exercise of 184,000 warrants into Common Stock) owned by Partners Fund, the 1,452,089 shares of Common Stock (assuming exercise of 391,950 warrants into Common Stock) owned by Select, the 448,000 shares of Common Stock owned by Cumberland, and the 190,500 shares of Common Stock (assuming the exercise of 66,000 warrants into Common Stock) held in the Accounts. The principal business office of each of the reporting persons is 1919 Pennsylvania Avenue, NW, Suite 725, Washington DC 20006.

(4)
Derived from a jointly filed Schedule 13G/A dated February 13, 2008 by Jonathan M. Glaser, JMG Capital Management, Inc. ("JMG Inc."), JMG Capital Management, LLC ("JMG LLC"), Daniel Albert David, Roger Richter, Pacific Assets Management, LLC ("PAM"), Pacific Capital Management, Inc. ("PCM"), JMG Capital Partners, L.P. (the "Partnership"), and JMG Triton Offshore Fund, Ltd. (the "Fund"). Includes 3,197,600 shares of Common Stock underlying warrants. PAM and JMG LLC are investment advisers to the Fund and the Partnership which have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. PAM is the investment adviser to the Fund and PCM is a member of PAM. Mr. Glaser, Mr. David and Mr. Richter are control persons of PCM and PAM. JMG LLC is the investment adviser and general partner of the Partnership and JMG Inc. is a member of JMG LLC. Mr. Glaser is the control person of JMG Inc. and JMG LLC. Mr. Glaser shares voting and dispositive power over the shares of Common Stock. Each of JMG Inc., JMG LLC, PAM, PCM, the Partnership and the Fund share voting and dispositive power over 1,598,000 shares of Common Stock. Each reporting person disclaims beneficial ownership of the Common Stock except to the extent of that person's primary interest therein. The principal business office of JMG Inc., JMG LLC, Mr. Glaser and the Partnership is: 11601 Wilshire Boulevard, Suite 2180, Los Angeles, CA 90025. The principal business office of PAM, PCM and Mr. David is: 100 Drakes Landing, Suite 207, Greenbrae, CA 94904. The principal business office of Mr. Richter is: One Sansome Street, 39th Floor, San Francisco, CA 94104. The principal business office of the Fund is: Ogier Fiduciary Services (BVI) Ltd, Nemours Chambers, PO Box 3170, Road Town, Tortola, BVI VG1110.

(5)
Derived from a Schedule 13G filed on February 14, 2008 and includes 885,000 shares of Common Stock underlying warrants. Reich & Tang Asset Management, LLC shares voting power and dispositive power over the shares of Common Stock. The business address is 600 Fifth Avenue, New York, NY 10020.

(6)
Derived from a jointly filed Schedule 13G filed on February 11, 2008. Each of Pine River and Mr. Taylor share voting and dispositive power over 2,483,861 shares of Common Stock, and Nisswa Master Fund Ltd. shares voting and dispositive power over 2,175,280 shares of Common Stock. The business address of each of the reporting persons is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305.

(7)
Derived from a Schedule 13G filed on March 7, 2008 and includes 1,924,713 shares of Common Stock underlying warrants. Graham Duncan is the managing member and control person of D Partners Management, LLC. Adam Shapiro is the managing member and control person of Shapiro Partners Management, LLC. D Partners Management, LLC is the managing member and Shapiro Partners Management, LLC is a member of East Rock Capital, LLC. East Rock Capital, LLC is the investment manager of East Rock Endowment Fund, L.P. East Rock Endowment Fund, LP is the sole member of EREF Special Situations, LLC, a security holder of the Company. Graham Duncan is the managing partner and Shapiro Partners Management, LLC is a member of East Rock Focus Fund Management, LLC. East Rock Focus Fund Management, LLC is the investment manager of East Rock Focus Fund, L.P., a security holder of the Company. Each of Graham Duncan, Shapiro Partners Management, LLC and Adam Shapiro has sole voting and dispositive power over 2,436,660 shares of Common Stock beneficial owned. The principal business office of each of the filing persons is 405 Park Avenue, 6th Floor, New York, NY 10022.

(8)
Derived from a jointly filed Schedule 13G dated March 25, 2008. Ned Sherwood has sole voting and dispositive power over 638,858 shares of Common Stock and shares voting and dispositive power over 1,743,233 shares of Common Stock with ZS Crossover II GP, LLC and ZS Crossover II L.P. The principal business office for each of the filing persons is c/o ZS Crossover II GP, LLC, 1133 Avenue of the Americas, New York, New York 10036.

(9)
Derived from a jointly filed Schedule 13G/A dated February 13, 2008 by Richard A. Rubin, Hawkeye Capital Management, LLC and Hawkeye Capital Master. Hawkeye Capital Master, a pooled investment vehicle organized as a Cayman Islands series trust, owns 2,032,300 shares of Common Stock which may be deemed to be beneficially owned by each reporting person and as to which Richard A. Rubin has sole voting power and dispositive power in his role as manager of Hawkeye Capital Management, LLC, the manager of Hawkeye Capital Master. The principal place of business for Richard A. Rubin and Hawkeye Capital Management, LLC is 800 Third Avenue, 10th Floor, New York, New York, 10022. The principal place of business for Hawkeye Capital Master is P.O. Box 897GT, One Capital Place, Georgetown, Grand Cayman, Cayman Islands.

(10)
Derived from a Schedule 13G filed on February 8, 2008 and includes 504,000 shares of Common Stock underlying warrants. Mr. Errico is the managing member and sole beneficial owner of Locust Wood Advisers, LLC. As reported, Mr. Errico and Locust Wood Advisers, LLC have sole voting and dispositive power over the shares of Common Stock beneficially owned. The business address of Mr. Errico and Locust Wood Advisers, LLC is 1540 Broadway, Suite 1504, New York, New York 10036.

(11)
Derived from a jointly filed Schedule 13G filed on August 24, 2007 by Gruss Asset Management, L.P., a Delaware limited partnership ("Gruss L.P."); Gruss Co, LLC, a Delaware limited partnership ("Gruss"); Pegasus Equity Partners II, a New York general partnership ("Pegasus"); Trust FBO Martin D. Gruss dated April 25, 1988, a Florida trust (the "Trust"); and Mr. Martin D. Gruss ("Mr. Gruss"). Includes 1,442,500 shares of Common Stock underlying warrants. Gruss LP serves as investment manager to, and has investment discretion over the securities held by, Gruss Global Investors Master Fund, Ltd. ("GGI") and SR GGI Master MA ltd. ("GGIMA") with respect to the warrants convertible into shares of Common Stock directly held by GGI and GGIMA. Gruss serves as the general partner to Gruss L.P. with respect to such warrants. Pegasus is the sole member of Gruss with respect to such warrants. The Trust is a partner of Pegasus with respect to such warrants. Mr. Gruss is a partner of Pegasus and also serves as a trustee of the Trust with respect to such warrants. Each of the reporting persons shares voting and dispositive power with respect to such warrants. The address of the business office of each of the reporting persons is 667 Madison Avenue, New York, NY 10065.

Securities authorized for issuance under equity compensation plan

        Information about the Company's equity compensation plan at December 31, 2007 is as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance
Equity compensation plan approved by stockholders(1)	631,050	$6.77	2,194,950
Equity compensation plans not approved by stockholders	—	$—	—

Total	631,050	$6.77	2,194,950

    (1)
    Pursuant to the 2006 Plan (as defined below).

        The 2006 KapStone Paper and Packaging Corporation Stock Incentive Plan (the "2006 Plan") was approved by stockholders on December 29, 2006. A maximum of 3,000,000 shares of our Common Stock are available for issuance under the 2006 Plan. Awards may be granted to employees, executive officers and directors of, and consultants or advisors to, KapStone and its subsidiary. Awards may be in the form of nonqualified or incentive stock options, restricted stock, restricted stock units or stock appreciation rights.

ELECTION OF DIRECTORS

        The Company has a classified Board of Directors currently consisting of two Class A directors (Muhit U. Rahman and S. Jay Stewart) who will serve until the 2010 Annual Meeting of Stockholders, three Class B directors (John M. Chapman, Matthew Kaplan and Earl Shapiro) who will serve until the 2008 Annual Meeting of Stockholders, and three Class C directors (James Doughan, Jonathan R. Furer, and Roger W. Stone) who will serve until the 2009 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting, or a shorter term to fill a vacancy in another class of directors.

        The nominees for election at the 2008 Annual Meeting of Stockholders to fill the three Class B positions on the Board of Directors are John M. Chapman, Matthew Kaplan and Earl Shapiro. If elected, the nominees for the Class B positions will serve as director until the Annual Meeting of Stockholders in 2011, and in each case until their successors are elected and qualified. If a quorum is present and voting at the meeting, the nominees for Class B director receiving the highest number of votes will be elected Class B directors.

        The following information relates to the nominees listed above and to the Company's other directors whose terms of office will extend beyond the 2008 Annual Meeting of Stockholders.

Nominees for election at the 2008 Annual Meeting of Stockholders

Class B
(Term Ends 2011)

John M. Chapman (age 48)
A director since the Company's inception, Mr. Chapman is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003. Mr. Chapman is also a founding director and chief financial officer of Arcade Acquisition Corporation, a blank check acquisition company that completed its initial public offering in May 2007. Since January 2004, he has been a Managing Director of Washington & Congress Managers, a private equity firm. From March 1990 through December 2003, he was employed by Triumph Capital Group, Inc, a private equity firm, last serving as a Managing Director. Mr. Chapman received a B.A. from Bates College and an M.B.A. from the Tuck School of Business at Dartmouth College.
Matthew Kaplan (age 51)
President and a director since the Company's inception, Mr. Kaplan was Manager of Stone-Kaplan Investments, LLC, a private investment company, from July 2004 through December 2007. He was President, Chief Operating Officer and a director of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of the company in July 2004. Mr. Kaplan began his career at Stone Container Corporation in 1979 and was serving as its Senior Vice President and General Manager of North American Operations when Stone Container Corporation merged with Jefferson Smurfit Corporation in November 1998. He was Vice President/ General Manager Container Division with Smurfit-Stone Container Corporation until March 1999. Mr. Kaplan has served on the board of directors of Victory Packaging since January 2007. In addition, Mr. Kaplan has also served on the board of directors of Magnetar Spectrum Fund since November 2007. Mr. Kaplan received a B.A. in Economics from the University of Pennsylvania and an M.B.A. from the University of Chicago. Mr. Kaplan is the son-in-law of Roger W. Stone.
Earl Shapiro (age 68)
A director appointed in October 2007, Mr. Shapiro is a partner with Mason Avenue Investments, LLC. From 1986 until 2007, he served as founder and President of Prairie Packaging, Inc., which was sold to Pactiv Corporation in June 2007. Mr. Shapiro received a B.A. from Princeton University and a J.D. from Yale Law School.

        The Board of Directors recommends a vote "For" the nominees named above.

Class C
(Term Ends 2009)

James Doughan (age 74)
A director appointed in January 2007, Mr. Doughan retired in 1999 as President and Chief Executive Officer of Abitibi-Consolidated, a newsprint, white paper and forest products company. He served as Chief Executive Officer of Stone-Consolidated Corporation from 1993-1997 and, prior to that, in several senior executive positions at Stone Container Corporation from 1983 through 1997. Mr. Doughan holds a B.S. degree in Economics from Yale University.
Jonathan R. Furer (age 51)
A director since the Company's inception, Mr. Furer is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003 and is also a founding director and chief executive officer of Arcade Acquisition Corporation, a blank check acquisition company that completed its initial public offering in May 2007. Since January 2004, he has been a Managing Director of Washington & Congress Managers. From March 2000 through December 2003, he was a Managing Director of Triumph Capital Group, Inc. From December 1998 until February 2000, he was a Managing Director of MG Group, LLC, a private equity firm he co-founded. Mr. Furer received a B.B.A. from George Washington University.
Roger W. Stone (age 73)
Chairman of the Board and Chief Executive Officer since the Company's inception, Mr. Stone was Manager of Stone-Kaplan Investments, LLC, a private investment company, from July 2004 through December 2007. He was Chairman and Chief Executive Officer of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of that company in July 2004. Mr. Stone was Chairman, President and Chief Executive Officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products, from March 1987 to November 1998 when Stone Container Corporation merged with Jefferson Smurfit Corporation, at which time he became President and Chief Executive Officer of Smurfit-Stone Container Corporation until March 1999. Mr. Stone has served on the board of directors of McDonald's Corporation since 1989. Mr. Stone also serves on the board of directors of Stone Tan China Acquisition Corp., a blank check acquisition company. Mr. Stone received a B.S. in Economics from the Wharton School at the University of Pennsylvania. Mr. Stone is the father-in-law of Matthew Kaplan.

Class A
(Term Ends 2010)

S. Jay Stewart (age 69)
A director appointed in January 2007, Mr. Stewart is currently a director of Autoliv, Inc., and serves as a director of HSBC North American Holdings, Inc. He served as Chairman and Chief Executive Officer of Morton International, Inc., from 1994-1999, and as Vice Chairman of Rohm and Haas Company for one year thereafter. He is a former director of Household International, Inc., Burns International Services Corp., Box USA, Inc., Rohm and Haas Company, Morton International, Inc., and Morton Thiokol, Inc. Mr. Stewart holds a B.S. degree in Chemical Engineering from the University of Cincinnati and an M.B.A. degree from West Virginia University.
Muhit U. Rahman (age 52)
A director since the Company's inception, Mr. Rahman is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003 and is also a founding director and vice president of Arcade Acquisition Corporation, a blank check acquisition company that completed its initial public offering in May 2007. Since January 2004, he has been a Managing Director of Washington & Congress Managers. From November 1993 through December 2003, he was a Managing Director of Triumph Capital Group. Mr. Rahman has also been a director of Cardio MEMS, Inc. since June 2002. Mr. Rahman received a B.S. from Yale University and an M.B.A. from the Anderson School of Management at UCLA.

How often did the Board meet during 2007?

        During the year ended December 31, 2007, the Board of Directors held six meetings. Each director serving on the Board of Directors in 2007 attended at least 75% of the meetings of the Board of Directors and the committees on which he served. The Board meets in Executive Session, without any members of management present, at each regularly scheduled meeting of the Board of Directors.

What is the Company's policy regarding attendance by the Board of Directors at the Annual Meeting of Stockholders?

        Members of the Board are strongly encouraged to attend the 2008 Annual Meeting of Stockholders.

What committees has the Board of Directors established?

        The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee operates under a written charter approved by the Board of Directors. The Audit Committee consists of Messrs. Chapman, Doughan, Rahman and Stewart, and Mr. Stewart serves as the Chairman. The Compensation Committee consists of Messrs. Chapman, Furer, Shapiro and Stewart, and Mr. Furer serves as the Chairman. The Nominating and Governance Committee consists of Messrs. Doughan, Furer, Rahman and Stewart, and Mr. Doughan serves as the Chairman.

        Audit Committee.    The Audit Committee's function is to review, with our independent auditors and management, the annual financial statements and independent auditors' opinion, review and maintain direct oversight of the plan, scope and results of the audit by the independent auditors, review and approve all professional services performed and related fees charged by the independent auditors, be solely responsible for the retention or replacement of the independent auditors, and monitor the adequacy of the Company's accounting and financial policies, controls, and reporting systems. The Audit Committee held five meetings in 2007.

        The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200 (a)(15) and the definition of "independent" under the Sarbanes Oxley Act of 2002. Additionally, the Company certifies that it has, and will continue to have, at least one member of the Audit Committee that is defined as an "audit committee financial expert" in accordance with Section 407 of the Sarbanes Oxley Act with past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Currently, the Board has determined that S. Jay Stewart and James Doughan are "audit committee financial experts."

        Compensation Committee.    The functions of the Compensation Committee include providing guidance to management and assisting the Board of Directors in matters relating to the compensation of the Chief Executive Officer and senior executives, the organizational structure of the Company, the Company's compensation and benefits programs, the Company's succession, retention and training programs, and such other matters that have a direct impact on the success of our human resources. The Compensation Committee held three meetings in 2007. The details of the process and procedures followed by the Compensation Committee are disclosed in the Compensation Discussion and Analysis and report of the Compensation Committee included in this Proxy Statement.

        The Board of Directors and the Compensation Committee believe that the Compensation Committee's current member composition satisfies the rule of the NASD that governs committee composition, including the requirement that committee members all be "independent directors" as that term is defined by NASD Rule 4200 (a)(15) and the definition of "independent" under the Sarbanes Oxley Act of 2002.

        Nominating and Governance Committee.    The functions of the Nominating and Governance Committee include leading any searches for new Board of Director candidates, reviewing and making recommendations to the Board regarding director compensation, and making recommendations to the Board regarding director nominees to be put forth by the Board at each annual meeting of stockholders. In addition, the area of corporate governance has taken on increasing importance in the creation and preservation of stockholder value. Therefore, the Nominating and Governance Committee focuses on core processes that the Board and its committees utilize to carry out their responsibilities, including fundamental issues such as how decisions are made. The Nominating and Governance Committee held two meetings in 2007.

        Any stockholder who wishes to recommend for the Nominating and Governance Committee's consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate's name and qualifications in writing to the Company's Secretary at the following address: 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062.

        The Board of Directors and the Nominating and Governance Committee believe that the Nominating and Governance Committee's current member composition satisfies the rule of the NASD that governs committee composition, including the requirement that committee members all be "independent directors" as that term is defined by NASD Rule 4200 (a)(15) and the definition of "independent" under the Sarbanes Oxley Act of 2002.

How are directors compensated?

        Each non-employee director of the Company receives the following compensation for his service as a director:

  •
  a quarterly retainer of $8,750;

  •
  a fee of $1,500 for each board meeting and each committee meeting attended by such director;

  •
  reimbursement of reasonable expenses to attend board and committee meetings; and

  •
  Audit, Compensation and Nominating and Governance chairpersons receive an additional quarterly fee of $2,500, $1,500 and $1,500, respectively.

        Each year, each non-employee director also receives a grant of stock options with a grant date fair value of approximately $50,000. Each option vests 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date.

        The following table provides certain summary information concerning cash and certain other compensation we paid to non-employee directors for 2007.

Name	Feed Earned or Paid in Cash $(1)	Option Awards(2)($)	All Other Compensation($)	Total ($)
John M. Chapman	$54,500	$14,753	-	$69,253
James Doughan	$57,500	$14,753	-	$72,253
Jonathan R. Furer	$56,000	$14,753	-	$70,753
Muhit U. Rahman	$56,000	$14,753	-	$70,753
Earl Shapiro	$11,750	$2,430	-	$14,180
S. Jay Stewart	$67,500	$14,753	-	$82,253
(1)
This column includes fees earned or paid in cash, representing annual retainer for board membership, committee chairmanship retainer and cash fees for board and committee meetings attended.

(2)
Represents the compensation cost of stock options in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, reflected in the Company's financial statements. Assumptions used in determining the values can be found in Note 12 in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during 2007 for the non-employee directors.

REPORT OF THE AUDIT COMMITTEE

        The purpose of the Audit Committee is to assist the Board in its general oversight of KapStone's financial reporting, internal controls and audit functions. The Audit Committee was formed by the Board in January 2007. The Audit Committee operates under a written charter adopted by the Board. The full text of the Audit Committee charter is included in this Proxy Statement as Annex B. The Audit Committee's charter is included on the Company's website at the following address: http://www.kapstonepaper.com and printed copies are available to any stockholder upon request.

        As described in the Audit Committee Charter, the Committee has oversight responsibilities to stockholders, potential stockholders, the investment community, and other stakeholders related to the:

  •
  integrity of the Company's financial statements;

  •
  financial reporting process;

  •
  systems of internal accounting and financial controls;

  •
  performance of the Company's internal audit function and independent auditors;

  •
  independent auditor's qualifications and independence; and

  •
  compliance with ethics policies and legal and regulatory requirements.

        The Audit Committee is composed solely of independent directors as defined by the listing standards of National Association of Securities Dealers, Inc.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company's independent auditors. Management is responsible for the preparation, presentation and integrity of KapStone's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        The Audit Committee provided oversight and advice to management relating to management's assessment of the adequacy of KapStone's internal control over financial reporting in accordance with the requirements of the Sarbanes Oxley Act of 2002. The Audit Committee held private sessions with Ernst & Young LLP to discuss the annual audit. At the conclusion of the process, the Audit Committee reviewed a report from management on the effectiveness of the Company's internal control over financial reporting. The Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and PCAOB Auditing Standard No. 2, "An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements." In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with Ernst & Young LLP their firm's independence. In addressing the quality of management's accounting judgments, the Audit Committee asked for management's representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.

        Based on the review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in KapStone's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

        In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all non-audit services to be provided by KapStone's outside auditors, Ernst & Young LLP. In addition, the Audit Committee pre-approves all audit and audit related services provided by Ernst & Young LLP. A further discussion of the fees paid to Ernst & Young LLP for audit and non-audit expenses is included below under the heading "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM." Although the Audit Committee has the sole authority to appoint independent auditors, the Audit Committee is recommending that the Board ask the stockholders to ratify the appointment at the Annual Meeting.

                      AUDIT COMMITTEE
                      S. Jay Stewart (Chairman)
                      John M. Chapman
                      James Doughan
                      Muhit U. Rahman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm

        Ernst & Young LLP acted as the independent registered public accounting firm for the Company during the Company's 2006 and 2007 fiscal years. Ernst & Young LLP also provided certain audit-related and permitted non-audit services. The Board of Director's policy is to approve all audit, audit-related, tax and permitted non-audit services performed for the Company by its independent auditors in accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, and the Securities and Exchange Commission's rules adopted hereunder. In 2007, the Audit Committee approved in advance all engagements by Ernst & Young LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No services were rendered by Ernst & Young LLP to the Company in 2006 pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

        Ernst & Young LLP fees for services provided for the years ended December 31, 2007 and 2006, respectively, are as follows:

Type of Fees	2007	2006
Audit fees(1)	$1,053,177	$411,682
Audit-related fees(2)	196,570	364,678
Tax fees(3)	43,000	21,200
All other fees(4)	34,165	551,936

	$1,326,912	$1,349,496

    (1)
    Consists of fees for the audit of the Company's annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q, fees for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and fees for consultations on acquisitions and review of information filed with the Securities and Exchange Commission.

    (2)
    Fees incurred for due diligence on acquisitions.

    (3)
    Fees for services relating to the tax treatment of certain KPB acquired assets, tax purchase price allocation and inventory capitalization research.

    (4)
    Fees for consulting on employee benefit programs relating to the Kraft Paper Business acquired by the Company.

Pre-Approval of Independent Auditor Services

        No services were provided to the Company that is specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services are pre-approved by the Board of Directors. None of the services described above were approved pursuant to the de minimus exception provided by Rule 2-01(c)(7)(i)(C) of regulation S-X.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our compensation programs for executive officers are administered by the Compensation Committee, which is composed solely of independent directors as defined by NASDAQ rules. The Compensation Committee operates under a written charter adopted by the Board. The full text of the Compensation Committee charter is included in this Proxy Statement as Annex C. The Compensation

Committee charter is included on the Company's website at the following address: http://kapstonepaper.com and printed copies are available to any stockholder upon request.

        The Compensation Committee has reviewed and approved the following discussion and analysis, which analyzes the objectives and results for 2007 of our compensation policies and procedures for: Roger W. Stone, the Company's Chief Executive Officer; Matthew Kaplan, the Company's President; Timothy Keneally, the Company's Vice President and General Manager; and Andrea K. Tarbox, the Company's Vice President and Chief Financial Officer (the "Named Executive Officers"). Our compensation programs have been adopted in order to implement the Compensation Committee's compensation philosophy, while taking into account the Company's financial performance. The Compensation Committee periodically reviews our compensation programs and practices in light of the Compensation Committee's compensation philosophy, changes in laws and regulations, and the Company's financial goals.

  Compensation Policies and Objectives

        We believe that compensation for executive officers should be determined according to a competitive framework, taking into account the financial performance of the Company, individual contributions and the external market in which we compete for executive talent. In determining the compensation of our executive officers, we seek to achieve the following objectives through a combination of fixed and variable compensation.

Pay Competitively

        A total compensation package should be competitive. For executive officers, including the Company's Chief Executive Officer, the Compensation Committee considers the level of compensation paid to individuals in comparable executive positions in our peer group and at other paper and packaging companies with which we compete in order to recruit and retain executive talent.

Pay for Performance

        Our compensation practices are designed to create a direct link between the aggregate compensation paid to each executive officer and the financial performance of the Company. In order to accomplish this, the Compensation Committee considers the individual performance of each executive officer by reviewing, among other factors, the achievement of pre-established corporate and individual performance objectives as well as the recommendations of the Chief Executive Officer. The amount of each component of an executive officer's compensation is based in part on the Compensation Committee's assessment of that individual's performance as well as the other factors discussed in this section.

Executives as Stockholders

        Our compensation practices are also designed to link a portion of each executive officer's compensation opportunity directly to the value of the Common Stock through the use of stock-based awards.

Elements of Compensation

        To accomplish its compensation objectives and philosophy, the Compensation Committee relies on the following elements of compensation, each of which is discussed in more detail below:

  •
  Base salary

  •
  Annual performance-based cash bonus awards

  •
  Long-term incentive compensation (in the form of stock options, restricted stock and restricted stock units)

        When approving the compensation of our executive officers, the Compensation Committee reviews all of the elements of our executive compensation program, including through the use of "tally sheets" showing each component and relevant accrued benefits.

        Each component of executive compensation is designed for a specific purpose. For example, salaries are the main component of cash-based annual compensation. Salaries are set to compensate each executive based on that executive's employment and salary history, position within the Company and comparable competitive salaries at other companies. With regard to the more variable components of the compensation package, annual bonuses are tied to the Company's short-term objectives, while equity-based compensation is directed towards successful results over a longer period. The purpose of the combination of salary, annual bonus and equity awards is to provide the appropriate level of total annual cash compensation and long term incentives, combined with an appropriate performance-based component. The Compensation Committee places the greatest emphasis on performance-based compensation through annual cash bonus awards and equity-based awards, which together comprise the largest portion of executive officer compensation. The Compensation Committee believes that our executive compensation package, consisting of these components, is comparable to the compensation provided in the market in which we compete for executive talent and is critical to accomplishing our recruitment and retention aims.

        We do not have employment contracts with any Named Executive Officer. The Named Executive Officers do not have any severance arrangements or pension or retirement benefits other than the Company's 401(k) plan.

  Overview of Compensation Program and Process

Role of Committee

        The Compensation Committee is responsible for reviewing and recommending to the board of directors the base salaries and annual and long-term incentive awards for our executive officers. The Committee also approves and recommends to the Board of Directors employee compensation and benefit programs, as appropriate.

Role of Management

        Management assists the Committee in fulfilling its responsibilities with respect to evaluating executive performance, proposing appropriate performance targets for the annual and long-term incentive plans and developing recommendations as to appropriate salary levels and award amounts.

Role of Consultants

        In early 2007, management retained Ernst & Young to provide input for 2007 compensation decisions made by management, relative to whether total compensation levels were within competitive levels based on general industry data and based on a designated group of peer companies.

        In February 2008, the Committee determined that it would retain an independent consulting firm to assist it on executive compensation matters. The Committee solicited proposals from three separate compensation consultants and retained the services of Frederic W. Cook & Company, Inc. Cook has been charged with assisting the Compensation Committee in developing a peer group and generally advising the Compensation Committee on executive compensation matters relating to compensation strategy and program design. Cook reports directly to the Compensation Committee.

Role of Chief Executive Officer

        For 2007, our Chief Executive Officer, Mr. Stone, provided to the Compensation Committee his recommendations with respect to potential compensation of the Named Executive Officers who report to him. The Compensation Committee reviewed and gave considerable weight to these recommendations because of Mr. Stone's direct knowledge of other executives' performance and contributions. The Compensation Committee ultimately used its collective judgment to determine the compensation levels, including base salary levels, annual incentive bonuses and equity award amounts for each of the Named Executive Officers other than the Chief Executive Officer. Mr. Stone also provided to the Compensation Committee his recommendations for his own salary, annual performance bonus and equity award grant. In this regard, Mr. Stone recommended that his compensation levels be identical to those of our President, Mr. Kaplan, due to the current and historical level of work and responsibilities shared by them. The Compensation Committee ultimately determined and approved Mr. Stone's compensation independently based on its collective judgment.

Continuing Process

        While the Compensation Committee makes many of its compensation decisions during the first quarter of the year, the Committee continues to plan and review compensation matters throughout the year.

  Benchmarking

        The Compensation Committee reviews survey information of executive compensation, both with respect to target and actual compensation data available, payable by a designated peer group as well as the competitive median of total compensation of general industry groups. The purpose of this review is to ensure that our executive total compensation levels, including base salaries, annual bonus and equity awards, remain reasonable, competitive and appropriate. The Compensation Committee considers executive compensation paid at the peer companies when setting executive compensation levels at the Company, but we do not attempt to maintain a specified target percentile within this peer group to determine executive compensation. In light of the request by Mr. Stone that he and Mr. Kaplan receive the same level of compensation, the Compensation Committee does compare the aggregate compensation for Messrs. Stone and Kaplan against the aggregate compensation for the chief executive officer and chief operating officer of the peer group companies.

        The Compensation Committee annually selects the peer companies, which are generally in the paper and packaging industry, based on a number of factors, such as:

  •
  Their revenue size;

  •
  Their market capitalization;

  •
  The nature of their business; and

  •
  The competition with us for talent.

        We were a shell company until we acquired the Kraft Paper Business from International Paper on January 2, 2007. In light of our short history as an operating company, the Compensation Committee did not designate a specific peer group during 2007. The Compensation Committee did, however, review a survey of information of executive compensation paid at a select group of paper and packing companies from publicly available information.

        In February 2008, the Compensation Committee, with the advice of Cook, selected the following peer companies: AEP Industries; AptarGroup; Bukeye Technologies, BWAY Holding; Caravstar Industries; Chesapeake; Constar International; Deltic Timber; Glutfelter; Impreso; Mercer International; Myers Industries; Nienah Paper; Packaging Corporation of America; Pope & Talbot; PVC Container; Schweitzer-Mauduit International; VFP Technologies; Vikase; and Wausau Papers. The Committee expects to reevaluate the composition of the designated peer group as the Company executes its strategy of organic and strategic growth.

  Components of Executive Compensation

        The following provides an analysis of each element of compensation, what each is designed to reward and why the Compensation Committee chose to include it as an element of the Company's executive compensation.

Base Salary

        Base salaries are reviewed annually in the context of the Compensation Committee's consideration of the effect of base compensation on recruiting and retaining executive talent. Accordingly, the Compensation Committee considers the executive compensation of a broad group of companies in the paper and packaging industries. In establishing each executive officer's base salary, the Compensation Committee considers several factors, including individual job performance, salary history, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive's position and level of experience and changes in responsibilities.

        During 2007, the base salaries of executive officers were established in accordance with the foregoing practices. Consistent with our policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in March and increases, based on the compensation objectives discussed above, are generally effective on April 1 of each year. Of the Named Executives Officers, the Compensation Committee maintained the salaries of each of Mr. Stone and Mr. Kaplan at $420,000. Although the Committee believed that an increase to the salaries of Messrs. Stone and Kaplan was appropriate, each of Mr. Stone and Mr. Kaplan requested that Committee maintain his salary at the 2007 level. The Committee increased the salary of Mr. Keneally from $273,000 to $305,000 and the salary of Ms. Tarbox from $240,000 to $275,000, in each case effective as of April 1, 2008. These salary increases reflected the Committee's view that the 2007 salaries for these executives were not competitive with the salaries of similarly-situated executives at peer companies.

Annual Performance-Based Cash Bonus Awards

        The Compensation Committee ties a significant portion of each Named Executive Officer's total potential compensation to Company performance and individual performance. In setting financial and operating performance targets, which are established early in the year, the Compensation Committee considers our strategic and operating plans. The Compensation Committee also considers the budget for the next year and, after consultation with management, sets specific incentive targets that are directly linked to our financial performance.

        In January 2007, the Compensation Committee set the 2007 annual bonus targets for the Named Executive Officers. Bonus potentials for Named Executive Officers were set at percentages of their base salaries deemed appropriate for their current positions. The bonus potential for each of Mr. Stone and Mr. Kaplan for 2007 was set at up to 130% of his base salary (or $546,000). The bonus potential for each of Mr. Keneally and Ms. Tarbox was set at up to 90% of his or her salary ($245,700 and $216,000, respectively).

        The objective of the annual bonus element of compensation is to align the interest of the Named Executive Officers with the Company's financial goals for the year and also to encourage and reward the achievement of individual goals. To achieve this, the Compensation Committee established the following measures to determine bonus payouts for 2007: for each of Mr. Stone and Mr. Kaplan, bonus was weighted 100% on the achievement of the Company's EBITDA goals; and for each of Mr. Keneally and Ms. Tarbox, bonus was weighted 70% based on EBITDA performance and 30% based on individual performance goals. We have not disclosed the individual performance targets of Mr. Keneally or Ms. Tarbox because we believe such disclosure would result in competitive harm to us. Mr. Keneally's targets include the EBITDA, working capital, freight cost, sales and safety initiatives of business units; and Ms. Tarbox's targets relate to infrastructure development, regulatory and reporting functions, risk management, human resources and strategic support. We do not publicly disclose this information and, if disclosed, we believe such information would provide competitors and others with insights into our operational strengths and weaknesses that would be harmful to us.

        With respect to the Company's EBTIDA goals for 2007, the Compensation Committee established the following target payout levels:

	2007 Target Payout Levels
	35%	50%	100%
EBITDA	$38,500,000	$55,000,000	$71,500,000

        EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, extraordinary items and the cumulative effect of accounting changes. This non-GAAP EBITDA measure used is the same measure management uses internally to manage and to evaluate the business of the Company. The Compensation Committee believed that, based on the Company's budget, it would be difficult for executives to achieve payouts towards the high end of the EBITDA target payout levels. Nevertheless, in order to motivate the Named Executive Officers to significantly exceed budgeted performance, we provided an opportunity for them to share in the potential superior performance if we meet these higher goals.

        Under the annual incentive plan, EBITDA for 2007 was calculated at $58.5 million. Based on the foregoing, each of the Named Executive Officers was entitled to receive a payout of 60.7% of his or her potential bonus that was tied to achievement of the Company's EBITDA. Accordingly, Mr. Stone and Mr. Kaplan were each entitled to receive a bonus under the annual incentive plan of $331,422 (60.7% of $546,000). However, at the request of Mr. Stone and Mr. Kaplan, the Compensation Committee did not award these bonuses to the executives. Although Mr. Stone and Mr. Kaplan were satisfied with the Company's performance during 2007, each believed that the Company's operating and financial performance could have been better in 2007. The Committee accepted the request of Mr. Stone and Mr. Kaplan even though the Committee believed that the 60.7% bonus payout was appropriate in light of the Company's financial performance.

        The Compensation Committee, after consultation with Mr. Stone, determined that Mr. Keneally was entitled to receive 87.5% and Ms. Tarbox was entitled to receive 82.0% of the 30% of such executive's bonus potential tied to individual performance. Based on the foregoing and the 60.7% of the 70% bonus potential linked to EBITDA performance, the Compensation Committee awarded Mr. Keneally a bonus of $168,910 and Ms. Tarbox a bonus of $144,928.

        After reviewing the results for 2007, upon the recommendation of management, the Compensation Committee set the bonus potential for each of Mr. Stone and Mr. Kaplan under the annual incentive plan for 2008 at up to 130% of his base salary based 100% on the achievement of the Company's EBITDA goals. The bonus potential for each of Mr. Keneally and Ms. Tarbox was set at 90% of base salary, with 70% based on the achievement of the Company's EBITDA goal and the remaining 30% based on individual performance goals.

Long-Term Incentive Compensation

        The Compensation Committee determines the awards of long-term compensation through equity incentives (in the form of stock options, restricted stock and restricted stock units) granted to executive officers as well as other eligible employees. The Compensation Committee believes that including an equity component in executive compensation closely aligns the interests of the executives and the Company's stockholders and rewards executives in line with stockholder gains. The practice of the Compensation Committee is to consider annual equity grants to key employees, including the Named Executive Officers, at its regularly scheduled meeting in April. Option grants at other times depend upon circumstances such as promotions or new hires.

        Equity awards are made under the Kapstone 2006 Stock Incentive Plan (the "2006 Plan"), which provides for the grant of non-qualified stock options, incentive stock options, restricted stock, restricted stock units and other stock-based awards. The Compensation Committee determined that it would be advisable to consider the award of restricted stock in combination with stock options in appropriate cases. This determination reflected the desire to maintain a strong long-term equity component in executive compensation, to reduce the number of equity units required to provide such component and to adjust compensation practices appropriately in light of Statement of Financial Accounting Standards No. 123R ("SFAS 123R"), which requires companies to recognize the compensation cost related to "share-based payment transactions," like stock options, in their financial statements. To date, only non-qualified stock options and restricted stock have been granted under the 2006 Plan.

        Equity grants made during 2007 to executive officers and senior management, including the Named Executive Officers, were determined by the Compensation Committee based upon the compensation objectives of the Compensation Committee, as discussed above, and informed by the evolving nature of executive compensation practices. In determining the size of the equity grants for the Named Executive Officers, the Compensation Committee made an evaluation of a number of factors, including: competitive market practices; the level of responsibility of the individual; the individual's job performance and ability to influence corporate results; and the cost to the Company under SFAS 123R and the related effect of equity grants on earnings per share dilution. During 2007, restricted stock were awarded in a ratio of one restricted stock for each approximately three stock options awarded. This reflects the relationship between the value of restricted stock, which is based on the market value of the underlying Common Stock, and the SFAS 123R value of stock options (which is generally two or three to one), as well as the intent of delivering approximately the same economic value through the restricted stock component of the award as the stock option component.

        Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the market price of the Common Stock on the date of grant, calculated as the closing price on the date of grant. Also, through vesting and forfeiture provisions, stock options create incentives for executive officers and senior management to remain with the Company. Stock options granted in 2007 to executive officers and senior management, including the Named Executive Officers, vest 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date.

        The restricted stock received by the Named Executive Officers and other members of senior management vest 100% on the third anniversary of the grant date.

        The specific grants to the Named Executive Officers are set forth below in the "Grants of Plan-Based Awards" table, and information regarding the equity awards held by the Named Executive Officers as of the end of 2007 is set forth below in the "Outstanding Equity Awards at December 31, 2007" table.

        On April 10, 2008, the Compensation Committee granted the following equity awards under the 2006 Plan to the Named Executive Officers:

Name	Stock Options	Restricted Stock Units
Roger W. Stone	167,671	53,217
Matthew Kaplan	167,671	53,217
Timothy Keneally	60,548	19,217
Andrea K. Tarbox	60,548	19,217

        Each of the stock options has an exercise price of $6.90 per share (the closing stock price on the date of grant), has a ten year term and vests 50% on the second anniversary of the grant date and the remaining 50% at the third anniversary of the grant date. Each restricted stock unit vests 100% on the third anniversary of the grant date.

Severance and Change-in-Control Benefits

        We generally do not agree in advance to provide post-termination or change-in-control benefits to executive officers in the event that they terminate employment with the Company. We reserve the right to provide severance benefits to executives when they terminate employment with the Company. None of the Named Executive Officers has an employment agreement that provides for termination, severance or change-in-control benefits.

        We do have change-in control provisions in the 2006 Plan. The 2006 Plan provides the Compensation Committee with the discretion to adjust equity awards in the event of a change-in-control. This adjustment may include the acceleration and vesting of awards upon a change-in-control.

        As described under Proposal 2, the Performance Incentive Plan provides that if a participant is terminated by the Company following a change-in-control but prior to the payment of an annual incentive award for a performance period thereunder, the participant will be entitled to such award only if the applicable performance goals are achieved, such award to be prorated for the actual number of months worked in the year.

        The Compensation Committee believes that the provisions provided under both the 2006 Plan and the Performance Incentive Plan are appropriate since an employee's position could be adversely affected by a change of control even if he or she is not terminated.

Personal Benefits

        In 2007, we provided the Named Executive Officers with personal benefits, or perquisites, that the Compensation Committee believes are reasonable and in the best interests of Kapstone and its stockholders. The Named Executive Officers were eligible to participate in the same broad based health care plan available to all employees. These personal benefits help us attract and retain the best talent and keep our executive compensation program competitive.

Pension Benefits or Supplemental Retirement Benefits

        We do not provide any pension or retirement benefits to the Named Executive Officers other than the 401(k) plan with company matching contributions. The Compensation Committee does not believe that pension or other supplemental retirement benefits other than the 401(k) plan are necessary to further the objectives of our executive compensation program.

  Regulatory Considerations

        Section 162(m) of the Internal Revenue Code generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers, unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to non-deductibility. Most equity-based awards available for grant under the Company's equity compensation plans, and all of the equity-based awards actually granted to executive officers, are intended to so qualify. Amounts payable under the Performance Incentive Plan, if approved by stockholders, is also intended to be exempt from the application of Section 162(m) as performance-based compensation. However, in appropriate circumstances, the Compensation Committee may deem it appropriate to pay compensation or make incentive or retentive awards that do not meet the performance based criteria and therefore may not be deductible by reason of Section 162(m).

  Stock Ownership Guidelines

        In light of the significant ownership of Common Stock by our executives, we have not adopted a formal stock ownership guideline for executives. Our executives are encouraged to maintain a significant ownership interest in the Company in order to align their interests with the interests of the stockholders.

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant's Proxy Statement on Schedule 14A.

                      Jonathan R. Furer (Chairman)
                      John M. Chapman
                      Earl Shapiro
                      S. Jay Stewart

Compensation Committee Interlocks and Insider Participation

        Except as noted in the following sentence, there were no interlocks or other relationships among the Company's executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements. Mr. Shapiro, who joined our Board and the Compensation Committee in October 2007, served as the president of Prairie Packaging, Inc. until it was sold to Pactiv Corporation in June 2007. Our Chief Executive Officer, Mr. Stone, served on the Compensation Committee of Prairie Packaging during 2007 until its sale.

SUMMARY COMPENSATION TABLE

        The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the year ended December 31, 2007.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		All Other Compensation(5) ($)	Total ($)
Roger W. Stone Chairman of the Board and Chief Executive Officer	2007	$420,000	$0	$85,420	$108,291	$0	(4)	$15,250	$628,961

Matthew Kaplan President	2007	$420,000	$0	$85,420	$108,291	$0	(4)	$13,000	$626,711

Timothy Keneally Vice President and General Manager	2007	$273,000	$0	$30,833	$39,104	$168,910		$24,538	$536,385

Andrea K. Tarbox Vice President and Chief Financial Officer	2007	$240,000	$0	$30,833	$39,104	$144,928		$352,721	$807,586

(1)
Represents the compensation cost under SFAS 123R reflected in the Company's financial statements for all restricted stock held by the Named Executive Officer at December 31, 2007, which are expensed ratably over the vesting period. Assumptions used in determining the SFAS 123R values can be found in Item 8, "Consolidated Financial Statements and Supplementary Data," of the Company's Annual Report on Form 10-K for the year ended December 31, 2007 (the "Annual Report"), Note 2, "Summary of Significant Accounting Policies, Stock-Based Compensation" ("Note 2"), disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during 2007 for the Named Executive Officers.

(2)
Represents the compensation cost of stock options under SFAS 123R reflected in the Company's financial statements. Assumptions used in determining the SFAS 123R values can be found in Note 12 in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during 2007 for the Named Executive Officers.

(3)
Represents the full amount of cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the annual incentive plan.

(4)
Each of Mr. Stone and Mr. Kaplan voluntarily declined to receive any bonus for 2007.

(5)
All Other Compensation is as follows:

Name	401(k) Plan Matching Contributions ($)	Other ($)		Total ($)
Roger W. Stone	$15,250	$		$15,250
Matthew Kaplan	$13,000	$		$13,000
Timothy Keneally	$24,538	$		$24,538
Andrea K. Tarbox	$22,000		$330,721	$352,721

        The Other Compensation for Ms. Tarbox represents the payment of closing costs and duplicate living expenses for Ms. Tarbox under KapStone's relocation program in connection with the sale of her home in Connecticut and her relocation to Illinois.

GRANTS OF PLAN-BASED AWARDS

        The following table provides information on cash bonus, restricted stock and stock options granted in 2007 to each of the Named Executive Officers.

						All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts, Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock(2) (#)		Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Roger W. Stone	4/5/2007 4/5/2007 4/5/2007	$191,000	$409,500	$546,000	54,300	159,650	$6.76	$ $	367,205 367,195
Matthew Kaplan	4/5/2007 4/5/2007 4/5/2007	$191,000	$409,500	$546,000	54,300	159,650	$6.76	$ $	367,205 367,195
Timothy Keneally	4/5/2007 4/5/2007 4/5/2007	$85,995	$184,275	$245,700	19,600	57,650	$6.76	$ $	132,496 132,595
Andrea K. Tarbox	4/5/2007 4/5/2007 4/5/2007	$75,600	$162,000	$216,000	19,600	57,650	$6.76	$ $	132,496 132,595

(1)
Represents the potential amounts of cash bonus that could have been received for 2007 under the annual incentive plan. For actual amounts paid, see the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(2)
Represents restricted stock that vests 100% on the third anniversary of the grant date.

(3)
The exercise price for all options is equal to the closing Common Stock price as reported on the NASDAQ Stock Market, Inc. on the respective grant dates.

(4)
This column shows the fair values of restricted stock and stock options as of the grant date computed in accordance with SFAS 123R.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

        The following table set forth certain information with regard to all unexercised options and all unvested restricted stock held by the Named Executive Officers at December 31, 2007.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested ($)
Roger W. Stone	4/5/2007	—	159,650	$6.76	4/5/2014	54,300	$380,100
Matthew Kaplan	4/5/2007	—	159,650	$6.76	4/5/2014	54,300	$380,100
Timothy Keneally	4/5/2007	—	57,650	$6.76	4/5/2014	19,600	$137,200
Andrea K. Tarbox	4/5/2007	—	57,650	$6.76	4/5/2014	19,600	$137,200

(1)
All stock options that were granted in 2007 vest 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date.

(2)
For restricted stock granted in 2007, 100% of the grant vests on the third anniversary of the grant date. The market value of these awards was calculated by multiplying the number of shares of Common Stock by $7.00, the closing price of the Common Stock on NASDAQ on December 31, 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        As discussed in our Compensation Discussion and Analysis, we generally do not agree in advance to provide post-termination or change-in-control benefit to our executive officers in the event that they terminate employment with us. None of our Named Executive Officers has an employment agreement that provides for termination, severance or change-in-control benefits.

        As also discussed in our Compensation Discussion and Analysis, the Compensation Committee has the authority to vest all equity awards made under the 2006 Plan upon a change-in-control.

NOMINATING AND GOVERNANCE COMMITTEE

Who are the nominees for election at the 2008 Annual Meeting of Stockholders?

        The Nominating and Governance Committee recommended John M. Chapman, Matthew Kaplan and Earl Shapiro to be nominated by the Board of Directors for election to Class B of the Board at the Annual Meeting of Stockholders.

        In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board of Directors, the Nominating and Governance Committee considers the Company's corporate governance principles, which include the following:

  •
  Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. They must be actively engaged in the pursuit of information relevant to the Company's business and must constructively engage their fellow Board members, the CEO, and other members of management in dialogue and decision making. The Board of Directors will represent diverse experience at policy-making levels in business and technology in areas that are relevant to the Company's activities.

  •
  Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

        At least a majority of the directors will be independent directors as defined in the NASD rules for companies listed on the NASDAQ. Directors who do not meet the NASD Manual's independence standards also make valuable contributions to the Board of Directors and to the Company through their experience and wisdom.

        In general, to be considered independent under the NASD Manual rules, the Board must determine, among other things, that a director does not have any relationships that, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board will make an affirmative finding with respect to the independence of directors not less frequently than annually. The Board has determined that other than Mr. Stone, the Company's Chief Executive Officer, and Mr. Kaplan, the Company's President, each of the current members of the Board, including the nominees for Class B director, is an independent director.

        In addition to the policy that at least a majority of the Board members satisfy the independence standards discussed in the section above, members of the Audit Committee must also satisfy additional NASD independence requirements. Specifically, they may not directly or indirectly receive any compensation from the Company other than their directors' compensation, must not have participated in preparing the financial statements of the Company or its subsidiary during the past three years, and must not be affiliated with the Company except through their membership on the Board and its committees.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The Board recognizes that Related Person Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of the company and its stockholders. In March 2008, the Board delegated authority to the Nominating and Governance Committee to review and approve Related Person Transactions, and the Committee has adopted the procedures set forth below for the review, approval, or ratification of Related Person Transactions. A "Related Person Transaction" is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A "Related Person" is any (a) person who is an executive officer, director or nominee for election as a director of the company, (b) greater than 5 percent beneficial owner of the company's outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An "Immediate Family Member" is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. The Committee shall review all of the relevant facts and circumstances of all Related Person Transactions that require the Committee's approval and either approve or disapprove of the entry into the Related Person Transaction, subject to the exceptions described herein. In determining whether to approve or ratify a Related Person Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction.

        From time to time, the Company retains the services of White Oak Aviation, an aviation services company owned by Messrs. Stone and Kaplan, for the use of an airplane to transport the Company's executive officers and directors, as well as consultants and advisors retained by the Company traveling with them, on business matters. During the year ended December 31, 2007, the Company paid White Oak Aviation an aggregate of approximately $170,000. White Oak Aviation invoices the Company using hourly rates and fuel charges and associated costs that are equal to or less than the market prices that it charges its third party customers. These payments were not designed to be, nor did they amount to, compensation to Messrs. Stone and Kaplan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.

        Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements related to Section 16(a).

CODE OF ETHICS

        The Company adopted a Code of Conduct and Ethics applicable to all directors, executive officers and employees of the Company including its principal executive officer and principal financial officer.

STOCK PRICE PERFORMANCE PRESENTATION

        The following graph compares a $100 investment in Company stock in August 31, 2005 with a $100 investment in each of our ROI Peer Group and the S&P 500 also made in August 31, 2005. The graph portrays total return, 2005-2007, assuming reinvestment of dividends.

        The Companies included in the ROI Peer Group are the companies included in the S&P Paper and Packaging Index.

ITEMS FOR STOCKHOLDER CONSIDERATION

PROPOSAL 1

Election of Directors

        The Company has a classified Board of Directors currently consisting of two Class A directors (Muhit U. Rahman and S. Jay Stewart) who will serve until the Annual Meeting of Stockholders to be held in 2010, three Class B directors (John M. Chapman, Matthew Kaplan and Earl Shapiro) who will serve until this Annual Meeting of Stockholders, and three Class C directors (James Doughan, Jonathan R. Furer and Roger W. Stone) who will serve until the Annual Meeting of Stockholders to be held in 2009, and in each case until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting, or a shorter term to fill a vacancy in another class of directors.

        The nominees for election at the 2008 Annual Meeting of Stockholders to fill three Class B positions on the Board of Directors are John M. Chapman, Matthew Kaplan and Earl Shapiro. If elected, the nominees for the Class B positions will serve as directors until the Annual Meeting of Stockholders in 2011, and in each case until their successors are elected and qualified.

        If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate.

Vote Required and Board of Directors Recommendation

        If a quorum is present, either in person or by proxy, the nominees for Class B who receive the greatest number of votes cast will be elected as Class B directors. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.

The Board Of Directors Recommends a Vote "For"
the Nominees Named Above.

PROPOSAL 2

Approval of the Performance Incentive Plan Of the Kapstone Paper and Packaging Corporation

        We are asking for your approval of the Performance Incentive Plan. While the Performance Incentive Plan itself does not require approval by stockholders, the approval of the Performance Incentive Plan, including the performance criteria described in the Performance Incentive Plan, would give the Company the benefit of a U.S. income tax deduction under Section 162(m) of the Code for certain covered employees. If the Performance Incentive Plan is approved by stockholders, the Compensation Committee expects that annual incentive targets and bonus payments relating to fiscal years commencing in 2009 will be made in accordance with the Performance Incentive Plan. We may also pay discretionary bonuses, or other types of compensation, outside the Performance Incentive Plan which may or may not be deductible.

        The Performance Incentive Plan provides for annual incentive awards to officers and other participating employees. The purpose of the Performance Incentive Plan is to promote the interests of the Company and its stockholders by providing an incentive for participating employees to meet specified performance goals. The Performance Incentive Plan rewards outstanding performance by those individuals whose decisions and actions affect the sustainable growth, profitability and efficient operation of the Company. The performance criteria set forth in the Performance Incentive Plan are intended to align the interests of participating employees with the interests of stockholders.

  Tax Issues

        Section 162(m) of the Code limits the deductibility of compensation of "covered employees" to $1 million per year unless the compensation qualifies as "performance-based." Cash incentive compensation can be deductible if four conditions set forth by the Internal Revenue Service are met. These conditions are:

  •
  the compensation is payable on the attainment of one or more pre-established, objective performance criteria;

  •
  the performance criteria are established by a committee that is comprised solely of two or more outside directors;

  •
  the material terms of the compensation and performance criteria are disclosed to and approved by stockholders before payment; and

  •
  the committee that established the performance criteria certifies that the performance criteria have been satisfied before payment.

        We are requesting shareowner approval in order to meet the third requirement listed above.

  Summary of the Performance Incentive Plan

        The following summary of the Performance Incentive Plan is qualified in its entirety by the text of the Performance Incentive Plan, attached hereto as Annex A. The Performance Incentive Plan is administered by the Compensation Committee, at least two members of which are "outside directors" under Section 162(m) of the Code. The Compensation Committee selects participants, sets the performance criteria and targets, and makes all decisions with respect to employees.

        The major provisions of the Performance Incentive Plan are as follows:

        Eligibility.    The Compensation Committee decides which employees or categories of employees are eligible for participation in the Performance Incentive Plan. The Compensation Committee expects that the four Named Executive Officers will participate in the Performance Incentive Plan. The Compensation Committee selects eligible participants no later than 90 days after the beginning of the year.

        Limitation of Benefits.    Under the Performance Incentive Plan, no participant may receive an award greater than $10,000,000 for any year. This limitation is unchanged from the prior plans.

        Determination of Performance Criteria and Performance Goals.    No later than 90 days after the beginning of the year, the Compensation Committee will determine the target award for each participant or category of participant. This is typically specified as a percentage of salary. In addition, the Compensation Committee will choose one or more performance criteria to be applied and set the performance goals for each of the criteria. When the Compensation Committee sets the performance goals, the Compensation Committee may take into account any extraordinary or one-time or other non-recurring items or any events, transactions or other circumstances that the Compensation Committee deems relevant in light of the nature of the performance goals set or the assumptions made by the Committee regarding such goals.

        The Compensation Committee may choose one or more of the following performance criteria:

•	increase in stockholder value
•	earnings growth or earnings per share
•	net income
•	return on or net assets
•	cash flow or cash flow per share
•	return on stockholders' equity
•	operating profit or operating margins
•	gross or net revenue growth of the Company
•	operating expenses
•	economic profit
•	return on capital
•	return on invested capital
•	earnings before interest, taxes, depreciation and amortization
•	goals relating to acquisitions or divestitures
•	operating income
•	gross or net revenue
•	gross or net profit before or after tax
•	free cash flow
•	total stockholder return
•	economic value added
•	price-to-earnings growth
•	strategic business criteria

        Determination and Payment of Awards.    After the end of the year, the Compensation Committee will review the performance against the pre-established performance goals. The Compensation Committee will certify the extent, if any, to which the performance measures have been met. The Compensation Committee will also review the individual's performance. The ultimate award may be reduced or increased based on individual performance. If, however, the award is increased to a level in excess of the amount that would be paid solely on account of objectively measurable criteria, the incremental amount would not be tax deductible for covered employees.

        Awards are payable in cash. The awards are paid on or about March 15 of the year following the year for which the performance is measured. In rare situations, the Compensation Committee, in its sole discretion, may pay awards through the grant of stock options, restricted stock or restricted stock units under the Company's stock option plans.

        Termination of Employment.    Generally, a participant must be employed by the Company on the date of payment of an award. If a participant retires or dies during a year, the participant or the participant's estate is entitled to a prorated award. Any prorated amount would not be paid until the performance period has ended and the Compensation Committee has certified the award.

        Change-in-Control.    If there is a change-in-control after awards have been granted and a participant is terminated following such change-in-control but prior to the payment of the applicable award, the participant will be eligible to receive a pro rata share of such award based on the number of months the participant is employed during the year only if the applicable performance goals are achieved. The payment is made in cash after the end of the year.

        Estimate of Benefits.    The amount of incentive compensation to be paid to the Company's Chief Executive Officer and the other Named Executive Officers of the Company depends on Company performance, individual performance and the discretion of the Compensation Committee. If the Performance Incentive Plan is approved by stockholders, the Compensation Committee expects that annual incentive targets and bonus payments relating to fiscal years commencing in 2009 will be made in accordance with the Performance Incentive Plan. The amount for 2009 is not currently determinable. The target incentive award for the Chief Executive Officer and the other Named Executive Officers under the Company's 2008 annual incentive plan is as follows:

Name	Target Incentive Amount
Roger W. Stone	$436,800
Matthew Kaplan	$436,800
Tim Keneally	$236,070
Andrea K. Tarbox	$212,850

        The annual incentive payable for 2007 under annual incentive plan is set forth in the 2007 Summary Compensation Table on page 25.

        No amounts are payable to directors of the Company who are not also officers.

        Amendment and Termination of the Performance Incentive Plan.    The Compensation Committee may amend, modify, suspend, reinstate or terminate the Performance Incentive Plan in whole or in part at any time or from time to time; provided, however, that no such action will adversely affect any right or obligation with respect to any existing award. The Compensation Committee may deviate from the provisions of the Performance Incentive Plan to the extent such committee deems appropriate to conform to local laws and practices.

        Federal Income Tax Consequences.    Under present federal income tax laws, participants will realize ordinary income in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Performance Incentive Plan and the award satisfy the requirements of Section 162(m) of the Code. It is the Company's intention that the Performance Incentive Plan be constructed and administered in a manner which maximizes the deductibility of compensation for the Company under Section 162(m) of the Code. Tax consequences in countries other than the United States will vary based on the laws of the foreign jurisdiction, but generally are similar to the United States.

Vote Required and Board of Directors Recommendation.

        The affirmative vote of the holders of a majority of the shares of Common Stock cast at the meeting is required for approval of the Performance Incentive Plan. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the approval of the Performance Incentive Plan.

The Board of Directors recommends a vote
FOR
the proposal to approve the Performance Incentive Plan of
KapStone Paper and Packaging Corporation.

PROPOSAL 3

Ratification of Appointment of Independent Auditors

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent auditors to audit our financial statements for the fiscal year ended December 31, 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if the representatives desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required and Board of Directors Recommendation

        The affirmative vote of the holders of a majority of the shares of Common Stock cast at the meeting is required for ratification of this selection. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the ratification of independent public accountants.

The Board of Directors Recommends a Vote "For" The Appointment
of Ernst & Young LLP as the Company's Independent Public
Accountants for the Fiscal Year Ending December 31, 2008.

ADDITIONAL INFORMATION

        Our bylaws contain procedures governing how stockholders can propose other business to be considered at a stockholder meeting. The SEC has also adopted regulations (Rule 14a-8 under the Exchange Act) that govern the inclusion of stockholder proposals in our annual proxy materials.

        Notice Requirements.    A stockholder must provide a brief description of the other business, along with the text of the proposal. The stockholder also must set forth the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Such notice must also contain information specified in our bylaws as to the proposal of other business, information about the stockholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal and to solicit proxies in support of it.

        Notice Deadlines.    Stockholder proposals for inclusion in our proxy materials relating to our 2009 Annual Meeting must be received by January 1, 2009.

        Alternatively, under our bylaws, if a stockholder wants to submit a proposal for the 2009 Annual Meeting but does not want to include it in our proxy materials, written notice of such stockholder proposal of other business must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the date on which we first mailed our proxy materials for the prior year's annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year's meeting, a stockholder's written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.

        For next year's 2009 Annual Meeting for stockholder proposals not proposed to be included in our proxy materials, our bylaws therefore require that such stockholder proposals must be delivered between January 1, 2009 and January 31, 2009, unless our 2009 Annual Meeting takes place before April 30, 2009, or after June 2, 2009, in which case stockholder proposals must be delivered before the later of 90 days before the date of the 2009 Annual Meeting or the 10th day following the announcement of the date of the 2009 Annual Meeting.

        If stockholders do not comply with these bylaw notice deadlines, we reserve the right not to submit the stockholder proposals to a vote at our annual meetings. If we are not notified of a stockholder proposal by January 31, 2009, then the management personnel who have been appointed as proxies may have the discretion to vote for or against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

        Where to Send Notice.    Stockholder proposals must be addressed to the Company at our principal executive offices at 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062, Attn: Corporate Secretary.

        At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to our notice of meeting.

        Stockholders should carefully review our bylaws and Rule 14a-8 under the Exchange Act to ensure that they have satisfied all of the requirements necessary either to propose other business at a stockholder meeting or to include a stockholder proposal in our annual proxy materials.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Stockholders may read and copy any reports, statements or other information that we file at the SEC's public reference rooms, Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available for commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company's Annual Report on Form 10-K was mailed along with this proxy statement.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Roger W. Stone Chairman and Chief Executive Officer
April 28, 2008 Northbrook, Illinois

Annex A

KAPSTONE PAPER AND PACKAGING CORPORATION

PERFORMANCE INCENTIVE PLAN

ARTICLE I
Plan Objective

        1.1.    Purpose.    The purposes of this KapStone Paper and Packaging Corporation Performance Incentive Plan (the "Plan") are to promote the interests of KapStone Paper and Packaging Corporation (the "Company") by providing additional incentive for participating officers and other employees who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

        1.2.    Code Section 162(m).    The Plan is designed to permit Awards to qualify for the Section 162(m) Exemption; however, the Committee may grant Awards that do not qualify for the Section 162(m) Exemption.

        1.3.    Effective Date; Shareholder Approval.    The Plan is effective as of April 10, 2008. The Plan is subject to approval by the Company's stockholders at the May 29, 2008 Annual Meeting. Any Awards under this Plan made prior to stockholder approval are subject to stockholder approval.

ARTICLE II
Definitions

        The terms used herein will have the following meanings:

        "Award" means the opportunity to earn cash or equity compensation under the Plan, subject to the achievement of one or more Performance Goals and such other terms and conditions as the Committee may impose.

        "Board" means the Board of Directors of the Company.

        "Change-in-Control" means a change-in-control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), provided that such a change-in-control will be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 35% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the stockholders of the Company approve any merger or consolidation as a result of which its stock will be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the stockholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change-in-Control will be deemed to have occurred if, prior to such time as a Change-in-Control would otherwise be deemed to have occurred, the Board determines otherwise.

        "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

        "Company" means KapStone Paper and Packaging Corporation, a Delaware corporation.

        "Committee" means the Compensation Committee of the Board or any successor committee or subcommittee of the Board comprised solely of two or more members of the Board, each of whom is an "outside director" within the meaning of Code Section 162(m)(4)(C)(i) and related regulations, or any successor thereto and nonemployee directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

        "Covered Employee" means an Employee whose compensation is subject to the deduction limitations imposed by Code Section 162(m).

        "Employee" means any person regularly employed on a full-time or part-time basis by the Company or a Related Company whose compensation is within the purview of the Committee pursuant to the Committee's practices and policies.

        "Participant" means an Employee who is determined to be eligible for the Plan by the Committee pursuant to Article IV of the Plan.

        "Performance Goal" means the objective performance goals established by the Committee for each Performance Period. For any Performance Period for which an Award is intended to qualify for the Section 162(m) Exemption, Performance Goals for Potential Covered Employees shall be established by the Committee within the time period required to qualify for the Section 162(m) Exemption. The Performance Goals may be based upon the performance of the Company, of any Related Company, of a division or unit thereof, or of an individual Participant, or groups of individuals, using one or more of the Performance Measures selected by the Committee. Performance Goals may be absolute, or may be relative to the comparable measure at comparison companies or a defined index. Separate Performance Goals may be established by the Committee for the Company or a Related Company, or division thereof, or an individual, and different Performance Measures may be given different weights. With respect to Participants who are not Potential Covered Employees, and for Awards not intended to qualify for the Section 162(m) Exemption, the Committee may establish other subjective or objective goals, including individual Performance Goals, which it deems appropriate.

        "Performance Measure" means one or more of the following criteria, on which Performance Goals may be based, subject to Section 5.3: (i) increase in stockholder value; (ii) earnings growth or earnings per share; (iii) net income; (iv) return on or net assets; (v) return on stockholder's equity; (vi) cash flow or cash flow per share; (vii) operating profit or operating margins; (viii) gross or net revenue growth of the Company; (ix) operating expenses or attainment of expense levels; (x) return on capital; (xi) return on invested capital; (xii) earnings before interest, taxes, depreciation and amortization (EBITDA); (xiii) goals relating to acquisitions or divestitures; (xiv) operating income; (xv) gross or net revenue; (xvi) gross or net profit before or after tax; (xvii) free cash flow (either in the aggregate or on a per-share basis); (xviii) total stockholder return; (xix) economic value added, (xx) price-to-earnings growth; and (xxi)strategic business criteria consisting of one or more objectives based on the Company's meeting specified goals relating to revenue, market penetration or business expansion.

        "Performance Period" means a calendar year or other period of time (which may be longer or shorter than a calendar year) set by the Committee.

        "Potential Covered Employee" means an Employee designated by the Committee at the time an Award is granted who, in the Committee's judgment, may be a Covered Employee at the time the Award is paid.

        "Related Company" means any corporation or business organization in which the Company owns, directly or indirectly, during the relevant time, either (i) 50% or more of the voting stock or capital where such entity is not publicly held, or (ii) an interest which causes the other entity's financial results to be consolidated with the Company's financial results for financial reporting purposes.

        "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

        "Section 162 (m) Exemption" means the exemption from the limitation on deductibility imposed by Code Section 162(m) as set forth in Code Section 162(m)(4)(c), and the regulations thereunder.

ARTICLE III
Administration

        3.1.    Authority of Committee.    The Plan will be administered by the Committee. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan. The Committee, in its sole discretion, will determine which of the Participants to whom, and the time or times at which, Awards will be granted under the Plan, and the other conditions of the grant of the Awards. The provisions and conditions of the grants of Awards need not be the same with respect to each Participant or with respect to each Award.

        The Committee will, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and will make determinations and will take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable.

        3.2.    Effect of Determinations.    Each determination or other action made or taken by the Committee pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted hereunder will be final, conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, any Related Company, the Committee, the Board, officers, the Employees, and any Participant or former Participant under the Plan, as well as their respective successors in interest.

ARTICLE IV
Eligibility and Participation

        4.1.    Eligibility.    Eligibility for participation in the Plan is limited to those Employees who are officers and other management of the Company or a Related Company who can make an appreciable contribution to the attainment of overall business objectives as determined in the sole discretion of the Committee.

        The fact that an Employee is eligible to participate in the Plan for one Performance Period does not guarantee that the Employee will be eligible to participate in any subsequent Performance Period. The payment of an Award for any Performance Period does not guarantee any person eligibility for or payment of an Award for any other Performance Period. The Committee will determine an Employee's eligibility for participation in the Plan from time to time prior to each Performance Period.

ARTICLE V
Awards

        5.1.    Grant of Awards.    In connection with the grant of each Award, the Committee shall (i) establish the Performance Goal(s) and the Performance Period applicable to such Award, (ii) establish the formula for determining the amounts payable based on achievement of the applicable Performance Goal, (iii) determine the consequences for the Award of the Participant's termination of employment for various reasons or the Participant's demotion or promotion during the Performance

Period, (iv) specify the consequences for the Award of the occurrence of a Change-in-Control of the Company during a Performance Period, and (v) establish such other terms and conditions for the Award as the Committee deems appropriate. For Awards intended to qualify for the Section 162(m) Exemption, the foregoing shall be accomplished within the time period required to qualify for the Section 162(m) Exemption.

        5.2.    Certification of Awards.    The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, and in any event prior to the payment of any Award intended to qualify for the Section 162(m) Exemption to a Covered Employee, determine and certify the degree to which each of the Performance Goals have been attained.

        5.3.    Permitted Adjustments.    Except as permitted under Section 5.4, Awards shall be paid solely in accordance with the applicable formula for the Performance Period, based upon the level of achievement of Performance Goals. Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles, but shall be adjusted by the Committee to take into account the effect of the following: changes in accounting standards that may be required by the Financial Accounting Standards Board after the Performance Goal is established; realized investment gains and/or losses; extraordinary, unusual, non-recurring or infrequent items; currency fluctuations; acquisitions; divestitures; litigation losses; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; new laws, cases or regulatory developments that result in unanticipated items of gain, loss, income or expense; executive severance arrangements; investment returns relating to investment vehicles which are unaffiliated with a Company or divisional operating strategy; bonus expense; the impact on pre-tax income of interest expense attributable to the repurchase of Company stock; extraordinary dividends or stock dividends; the effect of corporate reorganizations or restructuring, spinoff, or a sale of a business unit; and other items as the Committee determines to be required so that the operating results of the Company, division, or a Related Company shall be computed on a comparative basis from Performance Period to Performance Period; in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company's financial statements, notes to the Company's financial statements, and/or management's discussion and analysis in the Company's financial statements. Determination by the Committee or its designee shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data.

        5.4.    Committee Discretion.    The Committee shall have the discretion to reduce, eliminate, or increase any Award for any Participant, to reflect individual performance and/or unanticipated factors, or any other factors the Committee deems appropriate. Notwithstanding the foregoing, and subject to the following sentence, with respect to the Awards of Potential Covered Employees intended to qualify for the Section 162(m) Exemption, the Committee shall not increase such Awards above the amount determined under the applicable formula for the Performance Period, or waive the achievement of applicable Performance Goals. In the event a Potential Covered Employee is determined at the end of the Performance Period not to be a Covered Employee, and to the extent it would not cause the Potential Covered Employee to become a Covered Employee, the Committee may exercise its discretion to increase the amount of such Potential Covered Employee's Award above the amount generated under the applicable formula for the Performance Period.

        5.5.    Change in Employment Status.    Subject to Article X, an Employee who is selected as a Participant after the beginning of a Performance Period or a Participant who retires or who dies prior to the end of such Performance Period will be eligible to receive a pro rata share of an Award based on the number of months of participation during any portion of such Performance Period only if the applicable Performance Goals are achieved and such Award is paid at the time Awards for such Performance Period are paid to other Participants in accordance with Article VI. Except as provided in this Section or in Article X, a Participant whose employment is otherwise terminated prior to the end of such Performance Period will not be eligible for payment of any Award.

ARTICLE VI
Payment of Awards

        Awards will be paid by the Company no later than two and one-half months after the end of the calendar year in which the applicable Performance Period ends provided the Performance Goals have been met and certified in accordance with Section 5.2. Except with regard to Participants who retire or die during a Performance Period or are involuntarily terminated as provided in Article X, to be eligible for payment of any Award, the Participant must be employed by the Company or a Related Company on the date of payment of the Award.

ARTICLE VII
Method of Payment of Awards

        7.1.    Payment of Awards.    Except as otherwise provided in this Plan, Awards will be paid in cash and paid at the time described in Article VI unless the Committee specifies in writing a different medium of payment before the beginning of the Performance Period to which such Award pertains. The Committee may specify the medium of payment on a case-by-case basis in its sole discretion and may include conditions or additional time vesting requirements in addition to the satisfaction of applicable Performance Goals. In no event will the maximum potential value of any Award to a Participant for any Performance Period exceed the amount of $10,000,000 on the date the Award is granted.

        Alternative mediums of payment the Committee may specify in its sole discretion are one of, or any combination of cash and, the following:

          (i)    Stock Options.    The Committee may, in its sole discretion, pay any Award through the grant of stock options under KapStone Paper and Packaging Corporation 2006 Stock Incentive Plan, as amended, or any successor equity plan approved by stockholders (the "Stock Incentive Plan"). The grant date is the date the Award would otherwise be paid in cash, unless the Committee provides otherwise in its discretion. Any Award issued in the form of stock options shall be subject to the terms and conditions of the Stock Incentive Plan and related grant agreement.

          (ii)   Restricted Stock or Restricted Stock Units.    The Committee may, in its sole discretion, pay any Award by issuing to a Participant restricted stock or restricted stock units under the Stock Incentive Plan. Any Award issued in the form of restricted stock or restricted stock units shall be subject to the terms and conditions of the Stock Incentive Plan and related grant agreement.

        7.2.    Withholding for Taxes.    The Company will have the right to deduct from any and all payments made under the Plan, any federal, state, local or foreign taxes required by law to be withheld with respect to such payments. The Participant shall be solely responsible for the satisfaction of any federal, state, local or foreign taxes on payments under the Plan. The Company and any Related Company (i) make no representations or undertaking regarding the treatment of any taxes in connection with any Award; and (ii) do not commit to structure the terms of the Award to reduce or eliminate the Participant's liability for taxes.

        7.3.    Payments to Estates.    Awards and interest thereon, if any, which are due to a Participant pursuant to the provisions hereof and which remain unpaid at the time of his or her death will be paid in full to the Participant's estate.

        7.4.    Offset for Monies Owed.    Any payments made under this Plan may be offset for any monies that the Committee determines are owed to the Company or any Related Company.

ARTICLE VIII
Amendment and Termination

        The Committee may amend, modify, suspend or terminate this Plan in whole or in part at any time or from time to time without the approval of the stockholders of the Company, except as otherwise provided in this Article; provided, however, that no such action will adversely affect any right or obligation with respect to any Award theretofore made. Any amendment to the Plan that changes the Performance Goals, Performance Measures or increases the maximum dollar amount that may be paid to a Participant for a Performance Period shall not be effective with respect to Awards to Covered Employees intended to qualify for the Section 162(m) Exemption unless the amendment is approved by stockholders before the Award is paid.

ARTICLE IX
Miscellaneous

        9.1.    No Funding.    Cash Awards shall be paid solely from the general assets of the Company. To the extent any person acquires a right to receive payments from the Company under the Plan, the right is no greater than the right of any other unsecured general creditor. No absolute right to any Award shall be considered as having accrued to any Participant prior to the payment of the Award.

        9.2.    Governing Law.    The Plan and all rights to an Award hereunder shall be construed in accordance with and governed by the laws of the State of Illinois, except that any matters relating to the internal governance of the Company shall be governed by the General Corporation Law of the State of Delaware.

        9.3.    Awards Not Transferable.    Subject to Section 7.3, a Participant's rights and interest under the Plan may not be assigned or transferred. Any attempted assignment or transfer shall be null and void and shall extinguish, in the Committee's sole discretion, the Company's obligation under the Plan to pay Awards with respect to the Participant.

        9.4.    Employment.    Neither the adoption of the Plan nor its operation shall in any way affect the rights and power of the Company or any Related Company to dismiss or discharge any Participants. The Plan is not a contract between the Company or any Related Company and any Employee or Participant.

ARTICLE X
Change-in-Control

        If there is a Change-in-Control after Awards have been granted under the Plan but before completion of the applicable Performance Period, a Participant who is terminated by the Company, a Related Company or a successor thereto following a Change-in-Control if such termination occurs prior to payment of the applicable Award in accordance with Article VI, will be eligible to receive a pro rata share of an Award based on the umber of months of participation during any portion of such Performance Period only if the applicable Performance Goals are achieved. Such pro rata portion of an Award will be paid at the time Awards for such Performance Period are paid to other Participants in accordance with Article VI.

Annex B

KAPSTONE PAPER AND PACKAGING CORPORATION

CHARTER OF THE AUDIT COMMITTEE

Organization

        The Audit Committee of KapStone Paper and Packaging Corporation (the "Company") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with legal and regulatory requirements and the Company's Code of Conduct and Ethics; and (3) the independence and performance of the Company's internal and external auditors.

        The Audit Committee also serves in an oversight role providing advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with the independent auditors and the experience of the Committee's members in business, financial and accounting matters.

        The Audit Committee is comprised of not less than three members who shall meet the independence and experience requirements as provided in the applicable Marketplace Rules of the NASDAQ Stock Market. The members of the Audit Committee, including the designation of the Chair of the Committee, shall be made by the full Board on an annual basis.

        At least one member of the Audit Committee shall be a financial expert as defined by the Securities and Exchange Commission (the "SEC"). Audit Committee members are generally not expected to serve on the audit committees of more than two other public companies.

        The Audit Committee shall have the authority to retain independent legal, accounting or other advisors as it deems appropriate to advise the Committee at the Company's expense.

        The Audit Committee shall meet as necessary, but not less than once per calendar quarter. The Audit Committee shall make regular reports to the Board at the next Board of Directors Meeting following each quarterly Audit Committee meeting.

Responsibilities

        The Audit Committee shall:

          1.     Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval.

          2.     Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements. Recommend to the Board of Directors that the audited financial statements be included in the Annual Report and on Form 10-K.

          3.     Discuss with management the Company's earnings press releases, including the use of "pro-forma" or "adjusted" non-generally accepted accounting principles ("GAAP") information, as well as financial information and earnings guidance provided to analysts and rating agencies.

          4.     Review disclosures made to the Audit Committee by the Company's Chief Financial Officer and Chief Executive Officer during their certification process for the Form 10-K and Form 10-Q concerning any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

          5.     Review and discuss quarterly reports from the independent auditor on:

      (a)
      All critical accounting policies and practices to be used.

      (b)
      All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

      (c)
      Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

          6.     Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures and certain transactions out of the ordinary on the Company's financial statements.

          7.     Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

          8.     Review with the independent auditor any problems or difficulties the auditor may have encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

          9.     Possess direct responsibility for the resolution of disagreements between management and the independent auditor regarding financial reporting.

          10.   Meet at least quarterly with the Chief Financial Officer, the lead internal auditor and the independent auditor in separate executive sessions.

          11.   Possess the sole authority to appoint or replace the independent auditor, which reports directly to the Audit Committee.

          12.   Review and evaluate with regular annual input from management the lead partner of the independent auditor team.

          13.   Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

          14.   Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

          15.   Possess direct responsibility for pre-approval of the estimated fees or structure of the fees to be paid to the independent auditor for audit services.

          16.   Possess direct responsibility for pre-approval of the retention of the independent auditor for any non-audit service and the estimated fee or structure of the fee for such service.

          17.   Meet with the independent auditor at the beginning of each calendar year to review the planning, staffing and conduct of the annual audit process.

          18.   Review the annual performance evaluation and the appointment and replacement of the lead internal auditor.

          19.   Review the significant findings in the reports to management prepared by the internal auditor and management's responses.

          20.   Discuss with the independent auditor and management the internal audit function and responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

          21.   Obtain reports from management and the Company's lead internal auditor that the Company, including its subsidiary/affiliated entities, are in conformity with applicable legal requirements and the Company's Code of Conduct and Ethics, including disclosures of insider and affiliated party transactions.

          22.   Review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

          23.   Review with the Company's General Counsel or outside counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          24.   Review and approve the Company's procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          25.   Review and approve all related party transactions, which shall include all transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

          26.   Prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

Limitation of Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Annex C

KAPSTONE PAPER AND PACKAGING CORPORATION

CHARTER OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors of KapStone Paper and Packaging Corporation (the "Committee") shall consist of at least two "Non-Employee Director" (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) members of the Board of Directors and shall be charged with the following functions:

1.
To establish and review annually the general compensation policies applicable to the Company's executive officers (including named executive officers, as such term is defined in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, and the instructions thereto), including the relationship of the Company's performance to executive compensation and the basis for the Chief Executive Officer's compensation.

2.
To review and approve the level of compensation, including salaries, fees, benefits, executive incentive plans, and prerequisites, of the Chief Executive Officer and the other executive officers of the Company, including named executive officers.

3.
To review and advise the Board of Directors concerning the performance of the Chief Executive Officer of the Company and of those other employees whose compensation is within the jurisdiction of the Committee.

4.
To review and advise the Board of Directors concerning (and, if deemed appropriate, retain consultants regarding) compensation practices and trends in order to assess the adequacy and competitiveness of the Company's executive compensation programs.

5.
To review and discuss the Compensation Discussion and Analysis (the "CD&A") required to be included in the Company's proxy statement and annual report on Form 10-K by the rules and regulations of the Securities and Exchange Commission (the "SEC") with management and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

6.
To produce the report on the Committee as required by the rules and regulations of the SEC for inclusion in the Company's proxy statement.

7.
To recommend from time to time for adoption by the Board of Directors stock option and other equity-based plans, stock appreciation rights plans, pension and profit sharing plans, bonus plans, deferred compensation plans and other similar programs.

8.
To administer the Company's Incentive Plan and any other stock option or equity-based plans as in effect and as adopted from time to time by the Board of Directors provided that the full Board of Directors shall retain the authority to interpret such plans.

9.
To perform such other functions and have such other powers as may be necessary or convenient to the efficient discharge of the foregoing.

10.
To report to the Board of Directors regarding the foregoing from time to time, or whenever it shall be called upon to do so.

        Any actions with respect to the issuance of stock or options to persons subject to Section 16 of the Exchange Act may be taken only by a committee composed solely of two or more Non-Employee Directors (as such term is defined in Rule 16b-3 under the Exchange Act) or by the Board of Directors of the Company. Therefore two or more Non-Employee Director members of this Compensation

C-1

Committee shall take any action with respect to the issuance of stock or options to persons subject to Section 16 of the Exchange Act. In the event all but one of the appointed Non-Employee Director members of the Committee ceases to qualify as a Non-Employee Director, the remaining Non-Employee Director member shall therefore not take any actions with respect to the issuance of stock or options to persons subject to Section 16 of the Exchange Act until such time as the Board of Directors has appointed a replacement member and the Compensation Committee is again composed of at least two Non-Employee Directors.

C-2

  FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

KapStone Paper and Packaging Corporation

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS

TO BE HELD ON May 29, 2008

Roger W. Stone and Matthew Kaplan, and each of them acting without the other, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote as designated below, all shares of Common Stock of KapStone Paper and Packaging Corporation (the “Company”) held of record by the undersigned on April 23, 2008, at the Annual Meeting of Stockholders to be held at 11:00 a.m., Central Standard Time, on Thursday, May 29, 2008, at the Renaissance Hotel, 933 Skokie Boulevard, Northbrook, Illinois, or at any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.

(Continued, and to be marked, dated and signed, on the other side)

  FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Please mark your votes like this

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN THE PROXY STATEMENT

1.	ELECTION OF DIRECTORS: John M. Chapman Matthew Kaplan Earl Shapiro	FOR	WITHHOLD AUTHORITY	2.	APPROVAL OF THE PERFORMANCE INCENTIVE PLAN	FOR	AGAINST	ABSTAIN

				3.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCALYEAR 2008	FOR	AGAINST	ABSTAIN

(To withhold authority to vote for any individual nominee,

strike a line through that nominee’s name in the list above)

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting. COMPANY ID:

Signature	Signature (if held jointly)	Date

Important: Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith

QuickLinks

KAPSTONE PAPER AND PACKAGING CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2008
TABLE OF CONTENTS
KapStone Paper and Packaging Corporation 1101 Skokie Boulevard Suite 300 Northbrook, Illinois 60062 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
ABOUT THE MEETING
STOCK OWNERSHIP
ELECTION OF DIRECTORS
Class B (Term Ends 2011)
Class C (Term Ends 2009)
Class A (Term Ends 2010)
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
NOMINATING AND GOVERNANCE COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
STOCK PRICE PERFORMANCE PRESENTATION
ITEMS FOR STOCKHOLDER CONSIDERATION PROPOSAL 1
The Board Of Directors Recommends a Vote "For" the Nominees Named Above. PROPOSAL 2
The Board of Directors recommends a vote FOR the proposal to approve the Performance Incentive Plan of KapStone Paper and Packaging Corporation. PROPOSAL 3
The Board of Directors Recommends a Vote "For" The Appointment of Ernst & Young LLP as the Company's Independent Public Accountants for the Fiscal Year Ending December 31, 2008. ADDITIONAL INFORMATION
WHERE YOU CAN FIND MORE INFORMATION
TRANSACTION OF OTHER BUSINESS
  Annex A
KAPSTONE PAPER AND PACKAGING CORPORATION PERFORMANCE INCENTIVE PLAN ARTICLE I Plan Objective
ARTICLE II Definitions
ARTICLE III Administration
ARTICLE IV Eligibility and Participation
ARTICLE V Awards
ARTICLE VI Payment of Awards
ARTICLE VII Method of Payment of Awards
ARTICLE VIII Amendment and Termination
ARTICLE IX Miscellaneous
ARTICLE X Change-in-Control
  Annex B
KAPSTONE PAPER AND PACKAGING CORPORATION CHARTER OF THE AUDIT COMMITTEE
  Annex C
KAPSTONE PAPER AND PACKAGING CORPORATION CHARTER OF THE COMPENSATION COMMITTEE